                                                                    Exhibit 10.9

                              OEM SUPPLY AGREEMENT



         OEM SUPPLY AGREEMENT ("Agreement") effective this ___________ day of ___________ 1998 by and between AFFYMETRIX, INC. a California corporation, having a place of business at 3380 Central Expressway, Santa Clara, California 95051 ("Affymetrix", as that term is further defined in Paragraph 1.2 hereof) and BECKMAN COULTER, INC., a Delaware corporation, having a place of business at 4300 North Harbor Boulevard, Fullerton, California 92834-3100 ("BCI", as that term is further defined in Paragraph 1.4 hereof).

                                 R E C I T A L S

         I. Affymetrix is in the business of developing, manufacturing and selling Array Chips (as that term is hereinafter defined).

         II. BCI desires to purchase Array Chips from Affymetrix for resale to BCI customers.

         NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                             ARTICLE 1.0 DEFINITIONS

         The following terms, when used herein with an initial capital letter and without regard to whether they appear in the singular, plural or possessive form, shall have the following defined meanings:

         1.1 "AFFILIATE" shall mean any corporation or other form of limited liability legal person, partnership, association, joint venture or other form of business entity controlled by, controlling or under common control with a party hereto. As used herein, the word and root "control" in the context of a corporation shall mean the ownership, directly or indirectly, of more


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than fifty percent (50%) of the voting shares or other equity interests entitled to vote in the election of directors of the corporation; and, in the context of any other form of business entity, the right to receive more than fifty percent (50%) of the net profits of such entity and the right to a majority interest in the management and control of such entity; provided that notwithstanding the foregoing definition, BCI may not have as an Affiliate entitled to receive the benefits of the licenses granted under Section 3.1 hereof (a) a corporation wherein any of the companies listed in Exhibit A is more than a passive investor in such Affiliate and such passive investor does not have the right to manage or control such Affiliate or (b) a partnership wherein any of the companies listed in Exhibit A is a partner.

         1.2 "AFFYMETRIX" shall mean Affymetrix, Inc., its divisions and Affiliates and its and their permitted successors and assigns.

         1.3 "ARRAY CHIPS" shall mean a series of polynucleotides arranged on a substrate to perform quantitative or qualitative analyses.

         1.4 "BCI" shall mean Beckman Coulter, Inc., its divisions and Affiliates and its and their permitted successors and assigns.

         1.5 "BCI SYSTEM" shall mean an instrument, device or system manufactured or distributed by BCI which uses Array Chips to perform quantitative or qualitative analyses. For the avoidance of doubt, if an instrument, device or system is manufactured by a third party and distributed by BCI only those specific instruments, devices or systems which are sold or leased or otherwise distributed to end users (directly or indirectly) by BCI are BCI Systems and the identical instrument, device or system which is sold, leased or otherwise distributed directly to the end user by the manufacturer or indirectly from the manufacturer to a third party and then to the end user are not BCI Systems.



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         1.6 "PRODUCT" shall mean an Array Chip manufactured by Affymetrix and sold to BCI under the terms of this Agreement.

              ARTICLE 2.0 IDENTIFICATION OF ARRAY CHIPS AS PRODUCTS

         2.1 IDENTIFICATION OF ARRAY CHIPS BY AFFYMETRIX - Affymetrix shall,
from time to time, notify BCI, in writing, of: (a) [              ](1) or (b)
[              ](2). Such notice shall contain an offer from Affymetrix to manufacture and supply such Array Chips to BCI under the terms of this Agreement. Such notice shall also contain the specifications of such Array Chip, the transfer price for such Array Chip at an identified annual volume of purchases by BCI (the "Target Purchases") and a price ladder showing the transfer prices if the BCI purchases in any year are above or below the Target Purchases. The proposed transfer prices in such offer shall be fixed for the first year of BCI purchases.

                  2.1.1 The Affymetrix offer shall remain open for not less than
[     ](3) from the date of receipt by BCI and may be accepted by BCI, by written notice to that effect to Affymetrix within such period. If BCI accepts such offer, such Array Chip shall become a Product under this Agreement.

         2.2 IDENTIFICATION OF ARRAY CHIPS BY BCI - BCI may, from time to time, propose an Array Chip to be developed by Affymetrix and, when developed, manufactured by Affymetrix under this Agreement. The BCI proposal shall be in writing and shall specify the particulars of the

----------------
(1) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(2) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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Array Chip and contain an estimate of BCI's anticipated purchases in each of the next five (5) years.

                  2.2.1 The BCI proposal shall remain in effect for not less
than [     ](4) from the date of receipt by Affymetrix. Affymetrix may, by written notice to BCI, at any time within such period offer to develop and manufacture the proposed Array Chip for BCI. The Affymetrix offer will include a development schedule, the amount (if any) of Affymetrix development expenses to be reimbursed by BCI, the specifications for the Array Chip, a proposed first delivery date when commercial scale deliveries will begin, a transfer price for such Array Chip at Target Purchases and a price ladder showing the transfer prices if the BCI purchases in any year are above or below the Target Purchases. The proposed transfer prices in such offer shall be fixed for the first year of BCI purchases.

                  2.2.2 The Affymetrix offer shall remain open for not less than
[     ](5) from the date of receipt by BCI and may be accepted by BCI by written notice to Affymetrix to that effect within such period. If BCI accepts such offer such Array Chip shall become a Product under this Agreement.

                  2.2.3 Affymetrix and BCI are parties to a research and development agreement of even date herewith under which Affymetrix has agreed
to perform [     ](6) of contract research and development services on Array
Chip technology and products of interest to BCI (the "R and D Agreement"). To
the extent that any part of the [     ](7) under the R and D

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(4) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(5) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(6) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(7) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Agreement is unspent and an Affymetrix offer under Paragraph 2.2.1 hereof includes development expenses to be reimbursed by BCI then BCI shall off-set such development expenses by applying the unspent R and D funds up to the full amount of such development expenses.

                       ARTICLE 3.0 MANUFACTURE AND SUPPLY

         3.1 SUPPLY - PURCHASE COMMITMENT - Affymetrix agrees to and shall manufacture, sell and deliver to BCI and BCI shall purchase and take from Affymetrix such quantities of the Products as BCI may order in accordance with Paragraphs 3.4 and 3.4.1 hereof.

         3.2 SPECIFICATIONS - Each Product shall conform to its specifications in the Affymetrix offer of Article 2.0. Such specifications shall automatically be added to this Agreement, as Exhibit A, concurrently with the BCI acceptance of such offer. Notwithstanding the preceding sentence, BCI may at any time request changes, modifications or additions to the specifications either prior or subsequent to their addition to Exhibit A. Affymetrix will negotiate in good faith such changes, modifications or additions, including any corresponding adjustment to the transfer price or other applicable terms and conditions of this Agreement and will use reasonable commercial efforts to incorporate such BCI requested changes, modifications or additions. The new specifications will then be added to Exhibit A in replacement for the specification in the Affymetrix offer of Article 2.0.

         3.3 CHANGES TO THE PRODUCTS - Affymetrix shall notify BCI of any proposed changes to a Product or to the raw materials used therein, or the methods for their manufacture, storage or shipment which may alter the Product's stability or performance. Such notice shall include a full description of the proposed change and sufficient samples of the proposed new product for BCI

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SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       5

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to determine if the new product meets each and all of the specifications for such Product in Exhibit A, correlates in all respects with the Product or requires any operating software change for the BCI System. BCI will complete
such determination promptly, but in no event longer than [     ](8) after
receipt of such samples. If BCI determines that the proposed new product either does not meet specifications or does not correlate with the existing Product, then Affymetrix will, at its option, either not make the change or continue to sell BCI the existing Product for the remainder of the term of this Agreement. If BCI determines that the proposed new product meets specifications and correlates with the existing Product but requires a change to the operating software for the BCI System, then Affymetrix agrees to and shall: (a) continue to sell BCI the existing Product until the introduction of BCI's next regularly scheduled software modification for the effected BCI System and (b) provide sufficient samples of the new product at the prices specified in Paragraph 4.3, for BCI to perform system validation. If BCI determines that the proposed new product meets specifications, correlates with the existing Product and does not require any change to the operating software, then Affymetrix may make the desired changes and introduce the new product on ninety (90) days prior written notice.

         3.4 FORECASTS AND ORDERING OF PRODUCT - BCI shall, promptly after acceptance of an Affymetrix offer under Article 2.0 for a Product provide Affymetrix with a written forecast of the quantities of such Product which BCI anticipates it will purchase from Affymetrix during each of the next twelve (12) months. A non-cancelable BCI Purchase Order for the total quantity, if any, specified during the initial six (6) months of this Agreement, shall accompany the forecast. The remaining six (6) months of the forecast shall be BCI's best estimate of its requirements for such

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(8) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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Product from Affymetrix during such period. The forecast shall not be binding on either party and shall be used for planning purposes only.

                  3.4.1 BCI shall, within ten (10) days of the end of each three
(3) month period commencing with the acceptance of the Affymetrix offer of
Article 2.0 for a Product, send Affymetrix a revised twelve (12) month forecast for such Product. BCI shall include with each revised forecast a non-cancelable Purchase Order for the quantities, if any, of such Product specified in months four (4) through six (6). The remaining six (6) months of the revised forecast shall be BCI's best estimate of its requirements for such Product from Affymetrix during such period, shall not be binding on either party and shall be used for planning purposes only.

                  3.4.2 Affymetrix shall build Products for BCI only in response to a BCI Purchase Order and not to a BCI forecast.

                  3.4.3 Each BCI Purchase Order shall set forth the quantity to be purchased, the delivery date, the form, in which the Products are to be shipped and shipping instructions.

         3.5 DELIVERY - Affymetrix shall deliver the Products in the quantities specified in the BCI Purchase Orders, FOB Affymetrix loading dock. Affymetrix understands and accepts that BCI operates on a "just-in-time" manufacturing system and that the delivery date specified by BCI in the non-cancelable Purchase Order is when BCI needs the Products in-house. Accordingly, Affymetrix will plan, manufacture, test and provide adequate transportation time to assure that the delivery date is met. Affymetrix will promptly communicate to the BCI Purchasing Agent any anticipated delays in delivery so that special shipping or other arrangements can be made.
Affymetrix will be responsible [      ](9). Any disputes arising from
delivery scheduling shall, to the extent possible, be resolved by the BCI Purchasing Agent and the Affymetrix Account Manager. Any unresolved

(9) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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disputes shall be transferred to BCI and Affymetrix Vice-Presidents for settlement. Any disputes which have not been settled by the party's Vice-Presidents will be resolved in accordance with Paragraph 14.2.

                  3.5.1 BCI is not required to accept partial shipments.

         3.6 RETURN MATERIAL AUTHORIZATION - Affymetrix agrees to promptly respond to all requests for return material authorizations and bear all freight and insurance costs associated with either Products which do not meet specifications or over shipments of Product.

         3.7 PRODUCT PROBLEM - Each party shall promptly communicate to the other all information which comes to its attention pertaining to adverse reactions, product anomalies, or stability problems relative to or having a bearing on the Products. Affymetrix shall promptly investigate and regularly report back to BCI on its actions contemplated and taken to resolve all such problems.

         3.8 PRODUCT CORRECTIVE ACTION - BCI shall be responsible for, coordinate and conduct any corrective action required for Products sold hereunder to its customers. If such corrective action is caused by the failure or fault of Affymetrix to comply with Paragraphs 3.2 or 5.1, then Affymetrix shall replace, at no cost to BCI, all Products affected thereby and shall reimburse BCI for collection of the defective Product and shipment of replacement Product.

                  3.8.1 Each party shall retain samples of each quantity of Products sold hereunder. The number of samples retained shall be specified by BCI prior to Affymetrix establishing the Target Price and the conditions of storage shall be specified by the current labeling of the Products and shall be used to determine if any product failures or product corrective actions are the result of a failure of Affymetrix to conform with the requirements of



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Paragraphs 3.2 or 5.1 or the result of an Affymetrix design or manufacturing defect and thus the responsibility of Affymetrix or a storage or handling defect and thus the responsibility of BCI.

         3.9 PURCHASE AND SALE FORMS - Any terms and conditions on either a BCI Purchase Order or an Affymetrix Order Acknowledgment or any other document relating to the purchase, sale or transfer of Products between the parties which are in conflict with any of the terms of this Agreement shall be null and void and without legal effect.

         3.10 TECHNICAL LITERATURE AND MARKETING ASSISTANCE - Affymetrix shall supply BCI with copies of all current and hereafter developed published technical literature relative to the Products. BCI may freely copy such literature, in whole or in part, without royalty or payment to Affymetrix therefor and may use such copies only in conjunction with its sale and customer support of the Products. BCI shall, prior to using such copied literature, obtain Affymetrix approval to the copy, graphics and format of such copied literature, which approval shall not be unreasonably withheld or delayed.

         3.11 PROGRAM MANAGER - Each party shall appoint a Program Manager who, except for notices under Article 6.0, shall be the source of all communications from, and the addressee of all communications to, such party relative to the Products. The Program Managers shall meet from time to time, not less than semi-annually, to discuss each party's performance and resolve any differences.

                         ARTICLE 4.0 PRICING AND PAYMENT

         4.1 PRICING - Subject to Paragraph 4.2, the transfer price from Affymetrix to BCI or each Product shall be that specified in the Affymetrix offer of Article 2.0.



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         4.2      PRICE CHANGES  [     ].(10)

         4.3 PRICE FOR PRODUCTS USED IN INTERNAL TESTING - Notwithstanding anything in this Agreement to the contrary, the prices charged by Affymetrix for Products to be used by BCI for application to the BCI System validation, systems
integration or other internal or quality control testing shall be [     ].(11)
BCI shall identify or its Purchase Order the quantity of Products required for the foregoing purposes and subject to the prices of this Paragraph 4.3 and certify that such Products are for internal purposes only.

         4.4 PAYMENT TERMS - BCI shall pay each Affymetrix invoice for Products within thirty (30) days of the latter of receipt of the Products or the invoice.

         4.5 INVOICE INFORMATION - Affymetrix will include the following information on all invoices and packing slips: (i) Purchase Order number including the alpha character prefix, (ii) line item number, (iii) release number, and, on invoices, the packing slip number. Affymetrix understands and agrees that failure to comply with these requirements may delay payment.

             ARTICLE 5.0 QUALITY ASSURANCE AND COMPLIANCE WITH LAWS

         5.1 WARRANTY - Subject to the next sentence, Affymetrix warrants that the Products are upon receipt by Beckman and shall be for a period of
not less than [     ](12) thereafter [      ](13) and [      ](14).
Affymetrix will use reasonable commercial efforts to

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(10) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(11) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(12) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(13) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(14) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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increase the period of the warranty to [     ].(15) Affymetrix shall use
reasonable commercial efforts to [      ](16). Affymetrix' sole obligation
under this warranty is limited to [      ](17).

               I. THE FOREGOING WARRANTY SHALL BE IN LIEU OF ANY
                  OTHER WARRANTIES EXPRESS OR IMPLIED, RESPECTING THE PRODUCTS SUPPLIED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO CASE SHALL AFFYMETRIX BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM OR IN ANY WAY CONNECTED WITH THE WARRANTY OF THIS PARAGRAPH 5.1.

                  5.1.1 Affymetrix, subject to the next sentence hereof,
warrants that the Products do not infringe [      ](18) owned by a third
party and not licensed to Affymetrix. The foregoing warranty shall not apply
(a) to a Product wherein BCI specified the Gene or Genes to be incorporated and it is the Gene or Genes which infringe, or (b) to a Product wherein BCI specified a change in the design or structure of the Product and but for the BCI specified change the Product would not infringe, or (c) to a Product which, in and of itself, does not infringe but only that Product in combination with something not provided by Affymetrix which infringes.

         5.2 QUALITY TESTING - Affymetrix agrees to and shall, prior to shipment of any of the Products sold hereunder, perform each of the quality tests on such Products to be hereafter agreed by the parties and attached to this Agreement as Exhibit B. Affymetrix shall provide a

---------------
(15) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(16) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(17) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(18) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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Certificate of Analysis in a form mutually agreed upon by the parties specifying conformance to the preceding sentence and the numerical or other results of such testing.

         5.3 RECEIPT AND ACCEPTANCE - BCI may reject any shipment of Products that does not conform to the warranty of Paragraph 5.1

         5.4 GOOD MANUFACTURING PRACTICES - Affymetrix represents and warrants that it will at all times under this Agreement use commercially reasonable efforts to comply with U.S. FDA good manufacturing practices then in effect and conform to all other applicable statutes and regulations. BCI may, from time to time, upon not less than five (5) days prior written notice to Affymetrix inspect the Affymetrix facilities where the Products are being manufactured and/or stored.

         5.5 QUALITY GOAL - BCI's quality goal is to receive, and Affymetrix' quality goal is to supply, defect-free material. Accordingly, the parties agree to a "zero-defect" objective. Affymetrix understands BCI's supplier philosophy and quality supplier principles, and accepts those principles as the basis of the relationship between Affymetrix and BCI. Affymetrix and BCI agree to communicate openly and to work together on quality programs to achieve long-term success for the businesses involved. Meetings to review progress will be held. This Paragraph 5.5 is not intended to impose on either party any legal obligations additional to those imposed by the other sections of this Agreement. It is intended simply to recognize the quality focus on which the parties' business relationship is based.

         5.6 MSDS - Affymetrix shall, if required by law, provide Material Safety Data Sheets for the Products, as required by 29 CFR 1910.1200.


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         5.7 REGULATORY APPROVAL - Affymetrix shall assist BCI in obtaining any regulatory approvals required to make, use and/or sell diagnostic products made from or with the Products. Such assistance shall be at BCI's expense and include, but not be limited to, providing such information and data relative to the Products as may be requested or required by any governmental agency or body.

                          ARTICLE 6.0 RIGHTS TO BECKMAN

         6.1 EXCLUSIVE SELLER AND DISTRIBUTOR - Affymetrix hereby appoints BCI, and BCI accepts appointment, as Affymetrix' sole and exclusive seller and distributor throughout the world of the Products for use on BCI Systems. Nothing in the preceding sentence or this Agreement shall prevent Affymetrix from selling Array Chips identical to Products for use on Affymetrix systems or instruments or the instruments or systems of a third party.

         6.2 RESTRICTIONS ON AFFYMETRIX - Affymetrix will not knowingly, after exercising due caution, care and diligence, and undertaking reasonable inquiry, sell any Array Chips to an end user who will use such Array Chips on a BCI System. Similarly, Affymetrix will proactively and regularly inform each of its dealers and distributors of Affymetrix Array Chips that such Array Chips should not be sold to an end user who will use such Array Chips on a BCI System.

                           ARTICLE 7.0 CONFIDENTIALITY

         7.1 CONFIDENTIALITY - Each party shall maintain in confidence (with the same level of care as the receiving party uses to safeguard its own highly confidential and proprietary information, but no less than a reasonable level of care) any information received during the term of this Agreement from the other party in written or graphic form or other tangible medium of expression that is marked confidential. Neither party shall copy nor publish, disseminate nor



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disclose such information to any third party or use such information except for the furtherance of the specific purposes of this Agreement without the express written permission of such other party. Subject to the next sentence, the foregoing obligations of confidentiality and non-use shall continue for five (5) years after the expiration of this Agreement. The obligation of the first two sentences shall not apply to any information which is: (a) now or hereafter comes into the public domain, or (b) which is already in the possession of the receiving party other than as a result of having received it from the disclosing party and as shown by written records, or (c) is brought to the receiving party by a third party who does not require that it be maintained confidential or (d) is independently developed by the receiving party without use of or access to the information of the disclosing party. Information shall not be deemed to be in the public domain or in the receiving party's possession merely because it is embraced by more general information in the public domain or the receiving party's possession or merely because individual items of the information are in the public domain or the receiving party's possession. Upon termination of this Agreement, each party shall, at the other party's request, destroy or return to such other party all copies of such information; provided that, counsel for each receiving party may retain one (1) copy of such information solely for the purpose of monitoring such party's obligation of confidentiality under this Agreement.

         7.2 OBLIGATIONS OF RECEIVING PARTY - Each party agrees that it shall, at its sole cost, take all measures (including but not limited to court proceedings) to restrain its officers, employees, directors and agents from unauthorized use or disclosure of the Information.

         7.3 INJUNCTION - Each party, acknowledges and agrees that money damages would not be a sufficient remedy for its breach of this Article 7.0 and that the disclosing party shall be entitled to equitable relief including injunction and specific performance as a remedy for any such



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breach. Such remedies shall not be deemed the exclusive remedy for the receiving party's breach but shall be in addition to all other remedies available to the disclosing party. Article 14.0 shall not be a limitation on the remedies available to the disclosing party for a breach by the receiving party of this
Article 7.0.

                         ARTICLE 8.0 THIRD PARTY PATENTS

         Subject to the next sentence hereof, Affymetrix agrees to and shall defend, indemnify and hold BCI and its customers harmless, including attorneys fees necessary to consider, advise and defend, from and against any suit, proceeding, claim or loss and any damages or penalties awarded or agreed to therein so far as such suit or proceeding is based upon an assertion that the use or sale of Products purchased under this Agreement
constitutes an infringement of [      ](19). The foregoing indemnity shall
not apply (a) to a Product wherein BCI specified the Gene or Genes to be incorporated and it is the Gene or Genes which infringe, or (b) to a Product wherein BCI specified a change in the design or structure of the Product and but for the BCI specified change the Product would not be alleged to infringe, or, (c) to a Product which, in and of itself, is not alleged to infringe but only that Product in combination with something not provided by Affymetrix is alleged to infringe. If a Product is, in such suit or proceeding, held to infringe and its further use or sale is enjoined Affymetrix shall, at its sole cost and expense, either (1) procure for BCI and its direct and indirect customers, the right to continue using and selling such Product, (2) replace the same with a non-infringing equivalent, or (3) modify such Product so that it becomes non-infringing. Affymetrix will be responsible for and manage all court proceedings on behalf of BCI for claims made under this Paragraph. BCI shall assist Affymetrix

(19) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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at Affymetrix' cost in any reasonable way in handling court proceedings.
Affymetrix has the right on behalf of BCI to settle claims brought under this Paragraph by third parties.

                            ARTICLE 9.0 HOLD HARMLESS

         9.1 HOLD HARMLESS - Affymetrix agrees to and shall defend, indemnify and hold BCI, its employees, agents and officers harmless, including attorneys fees necessary to consider, advise and defend, from and against any suit or proceeding alleging injury to persons, including death, or property and any liability, damages or penalties awarded therein and resulting from
and arising out of [     ](20). of Products prior to receipt thereof by BCI.
BCI agrees to and shall defend, indemnify and hold Affymetrix, its employees, agents and officers harmless, including attorneys fees necessary to consider, advise and defend, from and against any suit or proceeding alleging injury to persons, including death, or property and any liability, damages or penalties
awarded therein and resulting from or arising out of [     ](21). Neither
party will settle a claim from a third party without the prior written consent of the other party hereto. Each indemnifying party will be responsible for and manage court proceedings on behalf of the indemnified party on claims brought by a third party under this Paragraph. The indemnified party shall assist the indemnifying party at the indemnifying party's cost in any reasonable way in handling court proceedings. The indemnifying party has the right on behalf of the indemnified party to same claims from third parties brought under this Paragraph.

         9.2 INSURANCE - Each party shall at all times during the term of this Agreement self insure for, or purchase and maintain, comprehensive general liability insurance including products liability, contractual liability and broad form property damage with combined single limits for

(20) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(21) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

bodily injury and/or death and property damage of [     ](22) for any one
occurrence. Such insurance shall also require thirty (30) days' prior written notice of cancellation or material change in coverage. The insurance to apply to any claim will be governed by Paragraph 9.1 and with respect to a party's indemnification obligations thereunder, provide that such insurance is primary without right of contribution from any other insurance which might otherwise be available to the insured party and provide that in the event of loss payment under a policy the insurer shall waive any rights of subrogation against the insured party and shall waive any set-off or counterclaim or any other deduction whether by attachment or otherwise as respects the activities under this Agreement or any other agreement between the parties.

                        ARTICLE 10.0 TERM AND TERMINATION

         10.1 TERM - the term of this Agreement shall be ten (10) years from the effective date identified on Page 1.

         10.2 TERMINATION FOR CAUSE - Should either party be in default as to any material term of this Agreement and fail to remedy same within forty-five
(45) days after receipt of written notice of such default by the non-defaulting party, then the non-defaulting party shall have, in addition to all other remedies available at law or in equity, the right to terminate this Agreement upon delivery of written notice of termination to the defaulting party, provided that:

                  (a) Such notice specifies with particularity the basis for such default.

                  (b) Such termination shall only relieve the parties of obligations which would have arisen under this Agreement after the effective date of termination and shall in no way relieve the parties from any obligations existing on the date of such termination.

(22) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

                  (c) The failure of the non-defaulting party to terminate this Agreement for any cause shall not constitute a waiver of such right in the future as to any subsequent default.

                              ARTICLE 11.0 NOTICES

         All notices provided for in this Agreement shall be in writing and shall be considered delivered when they are personally delivered or are sent by facsimile, with acknowledgement of receipt in good order requested and received, or deposited in the mail, registered first class, postage prepaid, or sent by DHL, Federal Express or similar overnight carrier, addressed to the respective parties as follows:

                  If to Beckman:    Beckman Coulter, Inc.
                                    4300 North Harbor Boulevard
                                    Fullerton, California 92834-3100
                                    Attention: President

                  with a copy to:   Beckman Coulter, Inc.
                                    4300 North Harbor Boulevard
                                    Fullerton, California  92834-3100
                                    Attention: General Counsel

                  If to Affymetrix: Affymetrix, Inc.
                                    3380 Central Expressway
                                    Santa Clara, California 95051
                                    Attention: President

                                    Affymetrix, Inc.
                                    3380 Central Expressway
                                    Santa Clara, California 95051
                                    Attention: General Counsel


                            ARTICLE 12.0 SEVERABILITY

         12.1 INVALID OR UNENFORCEABLE PROVISIONS - In the event a court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall have no effect on the remaining provisions and they shall continue in full force and effect.

         12.2 CONFLICT WITH APPLICABLE STATUTE - If any of the provisions of this Agreement are in conflict with any applicable statute or rule of law, then such provisions shall be deemed inoperative to the extent that they conflict therewith and shall be deemed to be modified so as to conform with such statute or rule of law.

         12.3 EFFECT AND REMEDIES - In the event that the provisions of this Agreement are materially altered as a result of Paragraphs 12.1 and 12.2, the parties will renegotiate the affected terms and conditions to resolve any inequities.

                             ARTICLE 13.0 ASSIGNMENT

         Neither party shall assign this Agreement to another without the prior written consent of the other party; provided, however, that either party may assign this Agreement to an Affiliate or a successor in ownership of all or substantially all of the business assets of the party seeking to assign this Agreement. Any other purported assignment shall be void. This Agreement shall be a binding obligation of the heirs, successors and permitted assigns of all the right, title and interest of either party hereto.

                   ARTICLE 14.0 LAW GOVERNING AND CONSTRUCTION

         14.1 GOVERNING LAW - This Agreement shall be governed by and construed in accordance with the laws of California, without regard to the conflicts of laws provisions thereof. Both parties agree to use their best efforts in a good faith attempt to settle as promptly as possible any and all disputes arising from transactions pursuant to this Agreement, but failing an amicable settlement, such disputes shall be decided in accordance with Paragraph 14.2.

         14.2 MEDIATION AND ARBITRATION - Except for breaches or anticipated breaches of Article 7.0, any controversy or conflict involving this Agreement, its interpretation or the respective rights or obligations of the parties shall first be submitted to their respective Vice-Presidents for resolution. If they cannot agree, the controversy shall be submitted to mediation to be held in a mutually agreeable neutral place. If the parties still cannot settle the controversy or reach an accommodation, the matter shall be submitted to binding arbitration to be conducted in California at a location to be mutually agreed in accordance with the following rules:

                  (a) there shall be a panel of three (3) arbitrators, all of whom shall be lawyers and at least two (2) of which shall be competent to fully understand the technology relating to the Products and BCI Systems. If the parties cannot agree on the selection of the three (3) then each shall pick one
(1) arbitrator and the two (2) so chosen shall select the third.

                  (b) All disputes which are not specifically raised by the parties in the arbitration process shall be forever waived.

                  (c) The arbitration proceeding shall be governed by (i) the rules and understandings set forth in this Paragraph 14.2 or as hereafter agreed upon in writing by the parties, and (ii) to the extent not inconsistent with such rules and understandings, by the Commercial Arbitration Rules of the American Arbitration Association.

                  (d) The parties agree to refrain from filing a lawsuit with regard to any aspect of their controversy and to abide by and perform any award rendered by the arbitrators. The parties further agree that a judgment of a Court having jurisdiction may be entered upon the award and an execution may be issued for its collection.

                  (e) At least two (2) of the panel of arbitrators must agree on each point in controversy for an award to be rendered.

                  (f) The arbitration hearing shall be convened within forty-five (45) days of request therefor by either party. The request shall be in writing and sent in accordance with

Article 11.0. The hearing shall be limited to three days: Each party shall have a maximum of eight (8) hours to put on its main case and four (4) hours for rebuttal. Neither party shall engage in extended cross-examination or other tactics which have the effect of substantially altering this allocation.

                  (g) The parties agree to exchange all documents they intend to produce at the hearing at least thirty (30) days in advance of taking of depositions, serving of interrogatories or any other form of discovery and neither party may compel the appearance of the other party's employees, officers, directors or consultants.

                  (h) The arbitrator's decision must be rendered within thirty
(30) days after completion of the arbitration hearing.

                  (i) A transcript may, at the option of the parties, be made. Either party may, at its expense, tape record or video tape the proceedings.

                  (j) All applicable common law or statutory privileges such as attorney-client or attorney work product shall be applicable to the arbitration proceedings.
                  (k) Either party may, at its option, use prepared testimony as long as the witness whose testimony is so presented is available to the other party for cross-examination.

                  (l) Each party shall bear its own expenses for the arbitration and they shall each share equally in the expenses and fees of the arbitration panel.
         14.3 MUTUALITY - This Agreement has been drafted after considerable negotiation by the parties and on the basis of mutual understanding; neither party shall be prejudiced as being the drafter thereof.

                         ARTICLE 15.0 PUBLIC STATEMENTS

         Neither party shall make any public announcement or authorize or author any statement to the press regarding this Agreement or any of its terms or conditions of the relationships between the parties created by this Agreement without the prior written permission of the other party. The terms and conditions of this Agreement shall be maintained as confidential in accordance with Article 7.0 hereof.

                           ARTICLE 16.0 FORCE MAJEURE

         Each of the parties hereto shall be excused from the performance of its obligations under this Agreement in the event performance is prevented by Force Majeure. For purposes of this Agreement, Force Majeure is defined as a cause beyond the control of the effected party, including but not limited to acts of God, acts, laws or regulations of any government, civil disorder, strikes, destruction of production facilities or material by fire, water, earthquake or storm, epidemics and failures of public utilities or common carriers. The party incurring a Force Majeure condition shall notify the other party that such condition exists within five (5) days of the time such party learns of such condition. Should such Force Majeure condition continue for forty-five (45) days after such notice, the non-affected party may, at its option, terminate this Agreement.

                        ARTICLE 17.0 RELATIONSHIP CREATED

         The relationship created by this Agreement shall be strictly that of a supplier and purchaser. Neither party is hereby constituted an agent or legal representative of the other party for any purpose whatsoever. Neither party is granted any right or authority hereunder to assume or create any obligation, express or implied, or to make any representations, warranties or guarantees on behalf or in the name of the other party, except to the extent that such right or authority, or such representations, warranties or guarantees are expressly provided for in this Agreement.

                   ARTICLE 18.0 ENTIRE AGREEMENT, MODIFICATION

         18.1 ENTIRE AGREEMENT - This instrument contains the entire and only agreement between the parties respecting the subject matter hereof and supersedes all previous negotiations, representations, understandings, promises or conditions, both written and oral, heretofore made between the parties with respect to the subject matter hereof.

         18.2 MODIFICATION - No waiver, alteration or modification of this Agreement shall be valid unless made in writing and signed by a duly authorized representative of BCI and Affymetrix.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement by their duly authorized representatives as of the day and year first written above.

Beckman Coulter, Inc.                  Affymetrix, Inc.


By:                                    By:
   -----------------------------          --------------------------------

Date:  July 31, 1998                   Date:  31 July 98